                                                                    Exhibit 16.1

                             HJ & Associates, L.L.C.
                              50 South Main Street
                                   Suite 1450
                           Salt Lake City, Utah 84144

October 3, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Enclaves Group, Inc.  (formerly  Alliance Towers,
Inc.) (Commission File Number  000-29689)  pertaining to our firm included under
Item 4.01 of Form 8-K dated  October 3, 2005 and agree with such  statements  as they  pertain  to our firm.  We have no basis to agree or  disagree  with  other statements of the registrant contained therein.

Sincerely,

/s/ HJ & Associates, LLC